As filed with the Securities and Exchange Commission on August 8, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

SUPPORTSOFT, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3282005
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

575 Broadway Redwood City, CA	94063
(Address of principal executive offices)	(Zip Code)

SupportSoft, Inc. 2000 Omnibus Equity Incentive Plan

(Full title of the plans)

Copy to:

Radha R. Basu President, Chief Executive Officer and Chairman SupportSoft, Inc. 575 Broadway Redwood City, CA 94063 (650) 556-9440	Davina K. Kaile, Esq. Pillsbury Winthrop Shaw Pittman LLP 2475 Hanover Street Palo Alto, CA 94304 (650) 233-4500
(Name, address and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered(1)	Amount To Be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, par value $0.0001 per share: To be issued under the SupportSoft, Inc. 2000 Omnibus Equity Incentive Plan	2,000,000	$5.67	$11,340,000	$1,335

(1)	The securities to be registered include options and rights to acquire Common Stock.
(2)	Calculated pursuant to General Instruction E to Form S-8. Pursuant to Rule 416, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without the receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(3)	Estimated pursuant to Rule 457(h) and 457(c) under the Securities Act of 1933 solely for the purposes of calculating the registration fee, based upon the average of the high and low sales prices of a share of the Registrant’s Common Stock as reported on the Nasdaq National Market on August 3, 2005.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

INFORMATION REQUIRED PURSUANT

TO GENERAL INSTRUCTION E TO FORM S-8

General Instruction E Information

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

Registrant’s Form S-8 Registration Statements filed with the Securities and Exchange Commission on October 27, 2000 (File No. 333-48726), July 26, 2001 (File No. 333-65964), July 17, 2002 (File No. 333-96623), June 19, 2003 (File No. 333-106276), and June 17, 2004 (File No. 333-116602) are hereby incorporated by reference.

PART II

Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference in this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K (File No. 0-30901) for the fiscal year ended December 31, 2004, filed with the Commission on March 16, 2005.

(b) The Registrant’s Quarterly Report on Form 10-Q (File No. 0-30901) for the quarter ended March 31, 2005, filed with the Commission on May 10, 2005.

(c) The Registrant’s Current Report on Form 8-K (File No. 0-30901) filed with the Commission on May 31, 2005.

(d) The description of Registrant’s Capital Stock contained in Registrant’s registration statement on Form 8-A, filed June 27, 2000 (File No. 0-30901) pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended (excluding any portions thereof furnished under Item 2.02 or, 7.01 and any exhibits relating to Item 2.02 or 7.01 furnished under Item 9.01 of Form 8-K and any certification required by 18 U.S.C. 1350), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document that is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.

Exhibits.

Exhibit No.	Description
5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1)

24.1	Power of Attorney (see page 4)

99.1*	SupportSoft, Inc. 2000 Omnibus Equity Incentive Plan

*	Incorporated by reference from Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-30674) filed on February 18, 2000.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Redwood City, State of California, on the 8th day of August, 2005.

SUPPORTSOFT, INC.

By	/s/ Radha R. Basu
Radha R. Basu President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Radha R. Basu and Brian M. Beattie, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Radha R. Basu Radha R. Basu	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	August 8, 2005

/s/ Brian M. Beattie Brian M. Beattie	Executive Vice President of Finance and Administration, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	August 8, 2005

/s/ Manuel F. Diaz Manuel F. Diaz	Director	August 8, 2005

/s/ Kevin C. Eichler Kevin C. Eichler	Director	August 8, 2005

/s/ Claude M. Leglise Claude M. Leglise	Director	August 8, 2005

/s/ Edward S. Russell Edward S. Russell	Director	August 8, 2005

/s/ James Thanos James Thanos	Director	August 8, 2005

INDEX TO EXHIBITS

Exhibit No.	Description
5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1)

24.1	Power of Attorney (see page 4)